Exhibit 21.1

SUBSIDIARIES OF URANIUM ENERGY CORP.

The following is a list of all the subsidiaries of the Company and the corresponding state or jurisdiction of incorporation or organization of each. All subsidiaries of the Company are directly or indirectly wholly-owned by the Company.

Name of Subsidiary	State or Jurisdiction of Incorporation or Organization

Cue Resources Ltd.	British Columbia, Canada

Piedra Rica Mining S.A.(1)	Paraguay

South Texas Mining Venture, L.L.P. (2)	Texas

Transandes Paraguay S.A.(3)	Paraguay

UEC Concentric Merge Corp.	Nevada

UEC Paraguay Corp.	Nevada

UEC Resources Ltd.	British Columbia, Canada

URN South Texas Project, Ltd.(4)	Texas

URN Texas GP, LLC	Texas

JDL Resources Inc.	Cayman Islands

Trier S.A.(5)	Paraguay

CIC Resources (Paraguay) Inc.	Cayman Islands

Paraguay Resource Inc. (6)	Cayman Islands

PDL Resources Inc. (6)	Cayman Islands

Paraguay Exploration Inc. (6)	Cayman Islands

Paraguay Minerals Inc. (6)	Cayman Islands

PEL Minerals Inc.(6)	Cayman Islands

Metalicos Y No Metalicos S.R.L. (7)	Paraguay

Rostock Industrias Mineras S.A. (8)	Paraguay

Exploradora Del Paraguay S.A. (9)	Paraguay

Exploranciones Almirante Grau S.A. (10)	Paraguay

Proyectos Mineros Parana S.A. (11)	Paraguay

Reno Creek Holdings Inc.	Canada

Reno Creek Resources Inc. (12)	Canada

AUC Holdings Inc. (13)	Nevada

AUC LLC (14)	Delaware

Notes:

(1)	Piedra Rica Mining S.A. is a wholly-owned subsidiary of UEC Paraguay Corp.
(2)	URN South Texas Project, Ltd. holds a 99% interest in South Texas Mining Venture, L.L.P., with the remaining 1% interest held by URN Texas GP, LLC.
(3)	Transandes Paraguay S.A. is a wholly-owned subsidiary of Cue Resources Ltd.
(4)	The Company directly holds a 99% interest in URN South Texas Project, Ltd., with the remaining 1% interest held by URN Texas GP, LLC.
(5)	Trier S.A. is a wholly-owned subsidiary of JDL Resources Inc.
(6)	This company is a wholly-owned subsidiary of CIC Resources (Paraguay) Inc.
(7)	This company is 90% owned by Paraguay Resources Inc. and 10% owned by CIC Resources (Paraguay) Inc.
(8)	This company is 99% owned by PDL Resources Inc. and 1% owned by CIC Resources (Paraguay) Inc.
(9)	This company is 99% owned by Paraguay Exploration Inc. and 1% owned by CIC Resources (Paraguay) Inc.
(10)	This company is 99% owned by Paraguay Minerals Inc. and 1% owned by CIC Resources (Paraguay) Inc.
(11)	This company is 99% owned by PEL Minerals Inc. and 1% owned by CIC Resources (Paraguay) Inc.
(12)	This company is a wholly-owned subsidiary of Reno Creek Holdings Inc.
(13)	This company is a wholly-owned subsidiary of Reno Creek Resources Inc.
(14)	This limited liability company is a wholly-owned subsidiary of AUC Holdings Inc.